Exhibit 10.19
This memorandum is intended to clarify the relationship among the agreements you have entered into, or may in the future enter into, with Vistaprint N.V. and/or its direct and indirect subsidiaries (each a “Vistaprint Company” and collectively the “Vistaprint Companies”) relating to your activities and/or compensation related to the Vistaprint Companies and your service on the Management Board of Vistaprint N.V. (each an “Agreement” and collectively the “Agreements”). In the event of a conflict between this letter and any Agreement, the terms of this letter shall govern.
With respect to the Amended and Restated Executive Retention Agreement dated October 23, 2009 between you and Vistaprint N.V. (the “Retention Agreement”), all terms relating to compensation in the Retention Agreement, including but not limited to base salary, bonus, award, equity, payment and benefit, refer to 100% of the compensation that you receive or are entitled to receive from the Vistaprint Companies in the aggregate, including but not limited to Vistaprint N.V., Vistaprint USA, Incorporated and Vistaprint SARL.
With respect to any Agreement and any document or policy implemented by any Vistaprint Company, it is not the intention that any such Agreement, document or policy will invalidate or supersede the Retention Agreement, unless otherwise specifically indicated. In the event of a conflict between any such Agreement, document or policy and the Retention Agreement, the terms of the Retention Agreement shall govern. Further, it is understood and acknowledged that individual Agreements may address individual components of your compensation, but the total amount of your compensation for your services to the collective Vistaprint Companies, the components of such compensation and the currency in which each component is paid are determined by the Supervisory Board of Vistaprint N.V. In the event of a conflict between an Agreement and the Supervisory Board’s current or future resolutions, the applicable resolutions shall govern.
This letter agreement may be modified or terminated only by a written instrument executed by both parties.

Signature	/s/ Robert S. Keane	Date May 21, 2010
Robert S. Keane

Vistaprint N.V.:

Signature	/s/ Richard T. Riley	Date June 7, 2010

Richard T. Riley, Chairman of the Supervisory Board

Signature	/s/ Michael Giannetto	Date May 25, 2010

Michael Giannetto, Member of the Management Board